SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2003

GEOKINETICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-9268	94-1690082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 2100, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (713) 850-7600

Item 7.            Exhibits.

Exhibit	Description

99.1	Press release dated October 2, 2003 announcing appointment of new Chief Executive Officer.

Item 9.    Regulation FD Disclosure.

On October 2, 2003, Geokinetics Inc. (the “Company”) announced that David A. Johnson had been appointed as President and Chief Executive Officer of the Company and that Mr. Johnson had also been appointed as a member of the Company’s Board of Directors.  These appointments were effective October 1, 2003. The Company also announced that Lynn A. Turner would continue to manage seismic acquisition operations as President of Quantum Geophysical, Inc. and that Stuart Reynolds would continue to manage the data processing operations as President of Geophysical Development Corporation. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

Dated:    October 10, 2003

GEOKINETICS INC.

By:	/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer